TERM SHEET


This Term Sheet, dated as of the 29th day of December, 2003, is made between Humana Trans Services Holding Corp., a Delaware corporation (hereinafter referred to as "HTSC") and its subsidiary Humana National Program Administrators Corp., a Delaware corporation (hereinafter referred to as "HNPA"), 7466 New Ridge Road, Suite 7, Hanover, Maryland 21076 and Personnel Management Solutions, LLP., a Connecticut LLP (hereinafter referred to as "PMS"), 727 Honeyspot Road, Stradford. CT.


WHEREAS, HTSC and PMS have entered into a Memorandum of Understanding, dated as of the 10th day of December, 2003 (the "Memorandum");

WHEREAS, HTSC and PMS desire to set forth the terms and conditions pursuant to which a Definitive Agreement may be completed and a closing date scheduled; and

WHEREAS, HTSC and PMS desire to set forth the basis of operations of the business and to allow PMS to administer and manage the accounts of HTSC and HNPA prior to the execution and closing of a Definitive Agreement between HTSC and PMS;

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES SET FORTH HEREIN, IT IS HEREBY AGREED:

          1. Agreement for Terms of Acquisition. HTSC and PMS agree that upon completion of due diligence by the parties hereto (as set forth on Schedule A to the Memorandum), a Definitive Purchase Agreement will be prepared and executed by the parties. The Definitive Agreement will contain the exact terms and conditions of the purchase of PMS by HTSC.

          2. Terms of Purchase. HTSC agrees to purchase PMS in a stock transfer, for the payment of three times net earnings of PMS. Net earnings shall have the meaning of profit of PMS after payment of all expenses, including payroll taxes and all salaries, but prior to payment of any income taxes of PMS.

          3. Purchase Price. The Purchase Price to be paid by HTSC to the owners of PMS shall be paid as TWENTY-FIVE Percent (25%) in cash but not less than Ninety Thousand Dollars $90,000.00 at the time of closing, plus the issuance, as directed, of shares of common stock of HTSC ("Purchase Shares"), to equal the entire purchase price to be paid. The Purchase Shares shall be valued by taking the average of closing price of the common stock of HTSC, as quoted by the OTC BB for the five trading days prior to execution of the Definitive Agreement. All shares shall bear a restrictive legend and shall be subject to Rule 144 as fully set forth in the Definitive Agreement.

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          4.   Employment Agreements. HTSC shall tender to the owners of PMS
               Employment Contracts, for an agreed upon term, with the same compensation as currently verified pursuant to the due diligence of the parties. The Employment Agreements shall contain a stock option or grant to be paid after 180 days from the date of the Definitive and Employment Agreements of FIFTY THOUSAND shares of HTSC common stock, to each owner, subject to the same conditions as the Purchase Shares. HTSC shall also enter into Incentive Agreements that will pay additional compensation of FIFTEEN Percent (15%) of the net pre-tax profit of PMS to be split by the owners equally (after the closing of the transaction) for all operations processed through PMS by HTSC from its other locations and venders.

          5. Commission Agreements. HTSC shall also enter into a Commission Agreement with the owners of PMS (individually or collectively) to pay a commission for all driver leasing sales generated that are then operated by the Maryland office, on the same terms and conditions as all other commission agents.

          6. Management Agreement. a) Prior to the execution of a Definitive Agreement for the purchase of PMS by HTSC, the parties shall operate as pursuant to the terms of a Management Agreement, as set forth in subsection b), below, whereby HNPA shall manage all the operations and accounts of PMS. All operations are to be continued to be processed by PMS, but shall be in the name of HNPA. PMS shall retain ownership of all accounts and responsibility for all liabilities until the date of closing.

               b) It is understood and agreed that the parties for this agreement that in the interest of time the Definitive Purchase agreement will take time in completing and wish to include a management section to this term sheet. This management section will allow the transfer of certain assets specifically the accounts of PMS to be transferred to HTSC to allow a correct accounting on payroll related liabilities and statutory benefits to begin on January 1, 2004 at 12:01 A.M., and continue until the definitive agreement replaces this term sheet. During this interim period PMS will continue to process the said accounts on behalf of HTSC and as compensation for doing so shall retain the net profit of said accounts processing except a amount equaling one half of one percent (0.5%) of the total gross payroll processed during that term this shall be referred to as the interim term. If the parties for whatever reason fail to enter into a Definitive Agreement as set forth in this term sheet, the terms set forth as this Management Agreement section shall end thirty (30) days after the date of a written notice to the other party as to the cancellation of any transaction. If after the 30 day period PMS desires to remain in a management agreement it may do so until December 31, 2004 at 11:59 p.m., or up to the date HTSC can legally maintain such a relationship whichever comes first, this shall be known as the extended term. During the extended term the parties shall split the net profit, after all expenses, equally, until the extended term ends.

          7. Incorporation. All terms and conditions of this Term Sheet shall be incorporated into, and be superceded by the Definitive Agreement and related agreements

          8. Expenses. All Expenses and costs associated with any part of any due diligence done by the parties to this Memorandum shall be paid for by the respective party

          9. Notices. All notices and other communications required to be given by the parties shall be in writing and sent to the respective parties at the following addresses:

                  HTSC and HNPA     Mr. John Daly
                                    Humana Trans Services Holding Corp.
                                    7466 New Ridge Road, Suite 7
                                    Hanover, Maryland 21076

                                    Copy to:
                                    Michael S. Krome, Esq.
                                    8 Teak Court
                                    Lake Grove, New York 11755

                           PMS Personnel Management Solutions, Inc. 727 Honeyspot Road
                                    Stradford. CT

          10. Law Venue. This Term Sheet shall be construed in accordance with the laws of the State of New York. The Parties consent to the State of New York, Counties of Nassau and Suffolk as the sole choice of venue for New York and all actions related to this Term Sheet.

          11. Attorney's Fees. In any action brought to enforce this Term Sheet, or seek damages for breach thereof, the prevailing party shall be entitled to recover a reasonable attorney's fee (including a reasonable attorney's fee on any appeal thereof) and reasonable costs of litigation in addition to any other award or decree granted or given by the court.

          12. No Assignment. Each party hereto may not assign its rights hereunder, but may, with the prior written consent of the other party hereto, such consent not to be unreasonably withheld, delegate any or all of its obligations hereunder.

          13. No Waiver. No failure on the part of either party to exercise and no delay in exercising any rights hereunder shall operate as a waiver thereof nor shall any waiver or acceptance of a partial, single or delayed performance of any term or condition of this Term Sheet operate as a continuing waiver or a waiver of any subsequent breach thereof.

          14. Severability. If any provision of this Term Sheet is held to be illegal, invalid or unenforceable, such provision shall be fully severable and this Term shall be continued and enforced as if such illegal, invalid or unenforceable provision were never a part hereof and in lieu of such provision, there shall be added automatically as part of this Term Sheet a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to make such provision legal, valid and enforceable.


IN WITNESS WHEREOF, the parties hereto have executed this Term Sheet as of the date first set forth above.

Humana Trans Services Holding Corp.
Humana National Program Administrators Corp.

-----------------------------
John Daly, President


Personnel Management Solutions, Inc.


-----------------------------
       President


For the "SHAREHOLDERS" of:
Personnel Management Solutions, Inc.


-----------------------------
Laura Gambardella


-----------------------------
Andi Busker